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[GENSYM LOGO]                                                     Exhibit 10.12


                           Personal & Confidential

Decmeber 6, 1996


Mr. Ray Wood
336 East Main Street
Apt. #5
Marlboro, MA 01752

Dear Ray:

In accepting your resignation effective December 31, 1996, Gensym agrees to the following separation package:

           *Nine (9) months severance (based on your current annual base salary) paid out over a nine month period.

           *You will be entitled to any earned 1996 bonus as per your employment agreement.

           *Gensym will provide $5,000 worth of outplacement assistance.

           *You will be eligible to continue your health and dental insurance through COBRA for a period of 18 months.

You agree not to disparage Gensym or any individual associated with the company. You also agree not to interfere with any Gensym business, employee or customer. In addition, you agree to be bound by the terms of your employment agreement and non-disclosure, non-competition agreement.

Ray, if you agree with these terms please acknowledge your acceptance by signing and returning this letter to me today.


Sincerely,


/s/ Lowell Hawkinson
Lowell Hawkinson
Chairman and CEO


By:/s/Ray Wood                                 Date      12/6/96
   ------------                                    ---------------
     (Ray Wood)




cc: Stephen Gregorio
    Human Resources



Gensym Corporation
125 CambridgePark Drive, Cambridge, MA 02140 U.S.A.
Telephone:(617)547-2500   FAX:(617)547-1962


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[GENSYM LOGO]


Date:    December 31,1996

To:      Ray Wood

From:    Lowell Hawkinson

Re:      Exercisable Stock Options



Ray, as per our discussion, the Board of Directors has approved extending the period of exercise of your stock options (40,000 shares) through April 30,1997.








Gensym Corporation
125 CambridgePark Drive, Cambridge, MA 02140 U.S.A.
Telephone:(617)547-2500    FAX(617)547-1962



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[GENSYM LOGO]
Intelligent Real-Time Systems


                       Amendment to Severance Agreement
                       --------------------------------

This amendment to the severance agreement/interoffice memorandum between Raymond T. Wood, Jr.("Wood") and Gensym Corporation ("Gensym") dated December 31, 1996 is hereby modified as follows:


1. Whereas the 40,000 Gensym Incentive stock options vested by Wood were extended by two (2) months for purposes of exercising the options from February 28, 1997 to April 30, 1997, both parties agree to delete that specific provision of the severance agreement. The revised date to which Wood may exercise his stock options is now February 28, 1997.

2. In consideration of the elimination of the additional two-month period, Gensym agrees to increase Wood's 1996 bonus payment from 10% of base salary to 15% of base salary pursuant to his 1996 compensation plan. Such bonus payout will occur in early February, 1997.

3. No other provision of the severance agreement is changed by this amendment.



Both parties agree to the foregoing provisions.

Raymond T. Wood, Jr.                              Gensym Corporation
/s/ Raymond T. Wood, Jr.                          /s/ Stephen Gregorio
                                                  Stephen Gregorio
                                                  Vice President Finance and
                                                  Administration and CFO


 1/22/97                                            1/22/97
--------------                                     --------------
 Date                                               Date


Gensym Corporation
125 CambridgePark Drive, Cambridge, MA 02140 U.S.A.
Telephone: (617) 547-2500 FAX: (617) 547-1926